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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
Newell Rubbermaid Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 9, 2001

To the Stockholders of NEWELL RUBBERMAID INC.:

    You are cordially invited to attend the annual meeting of stockholders of NEWELL RUBBERMAID INC. to be held on Wednesday, May 9, 2001, at 10:00 a.m., local time, at Bank One, 1 Bank One Plaza (located at Dearborn Street and Madison Street), Chicago, Illinois.

    At the annual meeting, you will be asked to consider and vote on the following proposals:

  1.
  To elect five directors of the Company to serve for a term of three years;

  2.
  To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the year 2001; and

  3.
  To transact other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

    Your Board of Directors recommends that you vote in favor of each of the proposals set forth in this proxy statement.

    Only stockholders of record at the close of business on March 15, 2001 may vote at the annual meeting or any adjournment or postponement thereof.

    The Company's annual report for the year 2000 is enclosed for your convenience.

    Whether or not you plan to attend the annual meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope provided. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

                      By Order of the Board of Directors,

                      RICHARD H. WOLFF
                       Secretary

March 22, 2001

Newell Rubbermaid Inc.
29 East Stephenson Street
Freeport, Illinois 61032

PROXY STATEMENT FOR ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 9, 2001

    You are receiving this proxy statement and proxy card from us because you own shares of common stock in Newell Rubbermaid Inc. This proxy statement describes the proposals on which we would like you to vote. It also gives you information so that you can make an informed voting decision. We first mailed this proxy statement and the form of proxy to stockholders on March 22, 2001.

VOTING AT THE MEETING

Date, Time and Place of the Meeting

    We will hold the annual meeting at Bank One, 1 Bank One Plaza (located at Dearborn Street and Madison Street), Chicago, Illinois, at 10:00 a.m., local time, on May 9, 2001.

Who Can Vote

    Record holders of the Company's common stock at the close of business on March 15, 2001 are entitled to notice of and to vote at the meeting. On the record date, approximately 266,639,210 shares of common stock were issued and outstanding and held by approximately 26,539 holders of record.

Quorum for the Meeting

    A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of the Company, present in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting. The inspectors of election will determine whether a quorum is present at the annual meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

    The five nominees for director who receive the greatest number of votes cast in person or by proxy at the annual meeting will be elected directors of the Company. The vote required for ratification of the appointment of Arthur Andersen LLP as independent accountants for the year 2001 is the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting.

    You are entitled to one vote for each share you own on the record date on each matter to be considered at the meeting. A broker or other nominee may have discretionary authority to vote certain shares of common stock if the beneficial owner or other person entitled to vote those shares has not provided instructions.

    Instructions to withhold authority to vote will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Any proxy marked "abstain" with respect to the ratification of the appointment of Arthur Andersen LLP as independent accountants for the year 2001 will have the effect of a vote against the proposal. Shares represented by a proxy as to which there is a broker non-vote or a proxy in which authority to vote for any matter considered is withheld will have no effect on the vote for any matter.

How You Can Vote

    You may attend the annual meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

  •
  Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the annual meeting.
  •
  Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.
  •
  Voting by Internet. You can also vote through the Internet by signing on to the web site identified on the proxy card and following the procedures described in the web site. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

    If you are a stockholder whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

How You May Revoke or Change Your Vote

    You can revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

  •
  Submitting a later-dated proxy by mail, over the telephone or through the Internet.
  •
  Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the meeting to:

      Newell Rubbermaid Inc.
      6833 Stalter Drive, Suite 101
      Rockford, Illinois 61108
      Telecopy: 1-815-381-8160
      Attention: Secretary

  •
  Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

    If you require assistance in changing or revoking your proxy, please contact the Company's proxy solicitor, Morrow & Co., Inc., at the following address or telephone number:

      Morrow & Co., Inc.
      445 Park Avenue, 5th Floor
      New York, New York 10022
      Phone Number: 1-800-566-9061

Costs of Solicitation

    The Company will pay the costs of soliciting proxies. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation. The Company will pay Morrow & Co., Inc. a fee of $8,500 as compensation for its services and will reimburse it for its related out-of-pocket expenses.

    In addition to solicitation by mail, the directors, officers and employees of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram, Internet or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

PROPOSAL 1—ELECTION OF DIRECTORS

    The Company's Board of Directors is currently comprised of 11 directors who are divided into three classes, with each class elected for a three-year term. The Board of Directors has nominated Scott S. Cowen, Elizabeth Cuthbert Millett, Cynthia A. Montgomery, Allan P. Newell and Gordon R. Sullivan for election as directors at the annual meeting. If elected, Mr. Cowen, Ms. Millett, Dr. Montgomery, Mr. Newell and Mr. Sullivan will serve as Class II directors until the annual meeting of stockholders to be held in 2004 and until their successors have been duly elected and qualified.

    Proxies will be voted, unless otherwise indicated, for the election of the five nominees for director. Proxies will be voted in a discretionary manner should any nominee be unable to serve. All of the nominees are currently serving as directors of the Company and have consented to serve if elected at the annual meeting.

    The Board of Directors unanimously recommends a vote FOR each of the nominees for election as directors.

    Information about the nominees and the continuing directors whose terms expire in future years is set forth below. The dates shown for service as a director of the Company include service as a director of the predecessor of the Company prior to July 1987.

Name and Background	Director Since
Nominees for Class II Directors—Term Expiring in 2004

Scott S. Cowen, age 54, has been the President of Tulane University and Seymour S Goodman Memorial Professor of Business since July 1998. From 1984 through July 1998, Mr. Cowen served as Dean and Albert J. Weatherhead, III Professor of Management, Weatherhead School of Management, Case Western Reserve University. Prior to his departure in 1998, Mr. Cowen had been associated with Case Western Reserve University in various capacities since 1976. Mr. Cowen is currently a director of American Greetings Corp. (a manufacturer of greeting cards and related merchandise), Forest City Enterprises (a real estate developer) and Jo-Ann Stores (an operator of retail fabric shops)	1999
Elizabeth Cuthbert Millett, age 44, has been the owner and operator of Plum Creek Ranch, located in Newcastle, Wyoming (a commercial cattle production company) for more than five years	1995
Cynthia A. Montgomery, age 48, has been a Professor of Business Administration at the Harvard University Graduate School of Business since 1989. Prior thereto, Dr. Montgomery was a Professor at the Kellogg School of Management at Northwestern University from 1985 to 1989. She is also a director of UNUM Provident Corporation (an insurance company) and 28 mutual funds managed by Merrill Lynch & Co. or one of its subsidiaries	1995

Allan P. Newell, age 54, has been a private investor for more than five years	1982

Gordon R. Sullivan, age 63, General, U.S. Army (Ret.), has been President of the Association of the United States Army since February 1998. From 1995 through 1997, Mr. Sullivan served as President of Coleman Federal, a division of Coleman Research Corporation (a systems engineering company and a subsidiary of Thermo Electron Corporation). From 1991 through 1995, Mr. Sullivan served as the 32nd Chief of Staff of the United States Army and as a member of the Joint Chiefs of Staff. Prior thereto, Mr. Sullivan served as Vice Chief of Staff and Deputy Chief of Staff for Operations and Plans of the United States Army	1999
Class III Directors Continuing in Office—Term Expiring in 2002
Alton F. Doody, age 66, has been President and Chief Executive Officer of The Alton F. Doody Co. (a marketing consulting company) since 1984. Dr. Doody was co-founder of Management Horizons, Inc., now a division of PriceWaterhouseCoopers. For 12 years, Dr. Doody served as a Professor of Marketing and Business Strategy at The Ohio State University	1976
Daniel C. Ferguson, age 73, was Chairman of the Board of the Company from May 1992 through December 1997 and November 2000 to January 2001. Mr. Ferguson was Chief Executive Officer of the Company from 1966 through May 1992	1965

William D. Marohn, age 60, retired in December 1998 as Vice Chairman of the Board of Whirlpool Corporation (a manufacturer and marketer of major home appliances), a post he held since February 1997. From October 1992 through January 1997, Mr. Marohn served as the President and Chief Operating Officer of Whirlpool Corporation. From January through October 1992, he was President of Whirlpool Europe, B.V. From April 1989 through December 1991, Mr. Marohn served as Executive Vice President of Whirlpool's North American Operations and from 1987 through March 1989 he was President of Whirlpool's Kenmore Appliance Group. Prior to retirement, Mr. Marohn had been associated with Whirlpool since 1964	1999
Class I Directors Continuing in Office—Term Expiring in 2003

Joseph Galli, Jr., age 42, has been President and Chief Executive Officer of the Company since January 2001. Prior thereto, Mr. Galli was President and Chief Executive Officer of VerticalNet, Inc. (an internet business-to-business company) from May 2000 until January 2001. From June 1999 until May 2000, he was President and Chief Operating Officer of Amazon.com (an internet business-to-consumer company). From 1980 until June 1999, Mr. Galli held a variety of positions with The Black and Decker Corporation, culminating as President of Black and Decker's Worldwide Power Tools and Accessories. Mr. Galli received a B.S. in Business Administration from the University of North Carolina and an M.B.A. from Loyola College, Baltimore, Maryland	2001
Robert L. Katz, age 75, has been President of Robert L. Katz & Associates (consultants in corporate strategy) for more than five years. For 16 years, Dr. Katz taught Business Policy and Organizational Behavior at the Stanford, Harvard and Dartmouth Graduate Schools of Business. He is also a director of HON Industries, Inc. (an office furniture manufacturing company)	1975

William P. Sovey, age 67, has been Chairman of the Board of the Company since January 2001 and previously held that position from January 1998 through October 2000. He was Vice Chairman and Chief Executive Officer of the Company from May 1992 through December 1997 and November 2000 to January 2001. Mr. Sovey was President and Chief Operating Officer of the Company from January 1986 through May 1992. He was President and Chief Operating Officer of AMF Inc. (an industrial and consumer leisure products company) from March 1982 through July 1985, and Executive Vice President from August 1979 through March 1982. He is also a Director of Acme Metals Incorporated (a fully integrated producer of steel and steel products) and TECO Energy Inc. (an electric utility holding company)	1986

Information Regarding Board of Directors and Committees

    The Company's Board of Directors held five meetings during 2000. The Board of Directors has an Audit Committee, an Executive Compensation Committee and a Nominating/Governance Committee.

    Audit Committee.  The Audit Committee, whose chairman is Dr. Katz and whose other current members are Mr. Cowen, Dr. Doody and Mr. Sullivan, met four times in 2000. Each member of the Audit Committee is "independent," as that term is defined by the applicable listing standards of the New York Stock Exchange. The Audit Committee's duties are to:

  •
  review with management and the independent accountants the Company's accounting policies and practices and the adequacy of internal controls,

  •
  review the scope and results of the annual examination performed by the independent accountants,

  •
  make recommendations to the Board of Directors regarding the appointment of the independent accountants and approval of the services performed by the independent accountants and the related fees, and

  •
  perform such other duties as set forth in the Audit Committee Charter, a copy of which is attached as Exhibit A to this proxy statement.

    Executive Compensation Committee.  The Executive Compensation Committee, whose chairman is Mr. Ferguson and whose other current members are Dr. Katz, Mr. Marohn and Mr. Sovey, met five times in 2000. Subject to Board approval, this committee is responsible for establishing the Company's executive officer compensation policies and for administering these policies. See "Executive Compensation—Executive Compensation Committee Report on Executive Compensation."

    Nominating/Governance Committee.  The Nominating/Governance Committee, whose chairman is Dr. Montgomery and whose other current members are Mr. Marohn, Ms. Millett, Mr. Newell and Mr. Sovey, was formed in November 2000. This committee is responsible for considering and reporting periodically to the Board of Directors on all matters relating to the selection, qualification and compensation of members of the Board of Directors and candidates nominated to the Board of Directors, as well as any other matters relating to the duties of the members of the Board of Directors. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2002 must notify the Secretary of the Company in writing no later than February 10, 2002. The stockholder's written notice must include appropriate biographical information about each proposed nominee and other information required under the proxy rules.

    In addition, the Nominating/Governance Committee reviews Company policies related to public and social issues important to the Company and will make recommendations to the Board of Directors on specific issues designed to assure that the Company fulfills its missions and objectives.

Compensation of Directors

    Directors of the Company who are not also employees of the Company are paid a retainer of $40,000 per annum, plus a $2,000 fee for each Board meeting attended and a $1,000 fee for each committee meeting attended, unless such meetings are conducted telephonically, in which case the fee is $500 for each meeting. Committee chairmen receive an additional $1,000 fee for each committee meeting attended, whether in person or telephonically. Non-employee directors of the Company are eligible to receive options to purchase shares of common stock under the Newell Rubbermaid Inc. Amended 1993 Stock Option Plan (the "1993 Option Plan"). Under the 1993 Option Plan, each non-employee director receives an automatic grant of an option to purchase 10,000 shares of common stock at the time he or she is first elected or appointed as a director of the Company and again on the fifth anniversary of the initial grant. All options are granted at the market value of the common stock on the date of the grant and become exercisable in annual cumulative installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant.

    The Company has a consulting agreement with Dr. Katz which provides that the Company will pay Dr. Katz $5,000 per month for corporate strategy consulting services plus reimbursement of travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf. Unless canceled prior to 90 days before its expiration, the consulting agreement renews automatically each year. Dr. Katz received a consulting fee of $60,000 in 2000.

Audit Committee Report

    The Audit Committee of the Board of Directors (the "Audit Committee") has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

    The Audit Committee, which is appointed annually by the Board of Directors, currently consists of four directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the New York Stock Exchange. The Audit Committee acts under a written charter which was adopted by the Board of Directors on May 10, 2000 and which is attached as Exhibit A to this proxy statement. As described in its charter, the Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company's independent accountants. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles.

    In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the Company states that:

  •
  The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000.

  •
  The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

  •
  The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with

    Audit Committees"), as modified or supplemented, and has discussed with Arthur Andersen LLP the independent accountant's independence.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

    This report is submitted on behalf of the members of the Audit Committee:

                      Robert L. Katz (Chairman)
                      Scott S. Cowen
                      Alton F. Doody
                      Gordon R. Sullivan

EXECUTIVE COMPENSATION

Summary

    The following table shows the compensation of the Company's Chief Executive Officers and the five other most highly compensated officers during 2000 (the "Named Officers") for the fiscal years ended December 31, 2000, 1999 and 1998.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
				Awards
		Annual Compensation
Name and Principal Position as of December 31, 2000				Securities Underlying Options (#)	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)
John J. McDonough,	2000	$770,833	$731,768	108,400	$194,993	(7)
Former Vice Chairman and	1999	875,000	516,600	51,000	4,000	(8)
Chief Executive Officer(1)	1998	800,000	804,000	68,365	1,000	(8)
William P. Sovey,	2000	$200,000	$0	50,000	$0
Chairman of the Board and Chief
Executive Officer(2)
Thomas A. Ferguson, Jr.,	2000	$552,392	$541,904	77,600	$241,221	(9)
Former President and Chief	1999	650,000	383,760	38,471	5,000	(8)
Operating Officer(3)	1998	600,000	603,000	13,775	5,000	(8)
Robert S. Parker,	2000	$400,000	$331,040	48,400	$4,500	(8)
Group President	1999	360,000	245,484	24,431	4,286	(8)
	1998	312,625	250,256	8,300	5,000	(8)
William T. Alldredge,	2000	$382,875	$302,892	35,900	$5,250	(8)
President—International	1999	377,125	222,655	24,086	5,000	(8)
Business Development(4)	1998	357,000	358,785	18,095	5,000	(8)
Daniel DalleMolle,	2000	$314,722	$307,295	56,800	$5,250	(8)
Group President(5)	1998	87,514	0	0	2,625	(8)
Dale L. Matschullat,	2000	$319,999	$253,152	44,700	$5,250	(8)
Vice President—Finance and	1999	249,157	147,102	16,008	5,000	(8)
Chief Financial Officer(6)	1998	236,126	237,307	4,490	5,000	(8)

(1)
Resigned effective October 31, 2000.

(2)
Served as Chief Executive Officer from November 1, 2000 to January 5, 2001.

(3)
Resigned effective October 20, 2000.

(4)
Appointed President—Corporate Development and Chief Financial Officer effective January 29, 2001.

(5)
Left the Company on March 2, 2001. Not employed by the Company from May 1998 through December 1999.

(6)
Appointed Vice President—General Counsel effective January 29, 2001.

(7)
The compensation reported represents Company matching contributions in the amount of $5,250 made to the Newell Co. Long-Term Savings and Investment Plan (the "Newell 401(k) Plan"), $154,167 in severance payments made pursuant to Mr. McDonough's separation agreement and $35,576 in accrued, but unused, vacation.

(8)
The compensation reported represents Company matching contributions made to the Newell 401(k) Plan.

(9)
The compensation reported represents Company matching contributions in the amount of $5,250 made to the Newell 401(k) Plan, $170,108 in severance payments made pursuant to Mr. Ferguson's separation agreement and $65,863 in accrued, but unused, vacation.

Option Grants in 2000

    The following table sets forth certain information as to options to purchase common stock granted to the Named Officers under the 1993 Option Plan in 2000, and the potential realizable value of each grant of options, assuming that the market price of the underlying common stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
		Percent of Total Options Granted to Employees in a Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Number of Securities Underlying Options Granted (#)(1)
			Exercise Price ($/Sh)(2)	Expiration Date
Name					5%($)	10%($)
John J. McDonough	108,400	3.21%	$26.9375	05/10/10	$1,797,772	$4,592,278
William P. Sovey	50,000	1.48	19.8125	11/08/10	612,818	1,562,590
Thomas A. Ferguson, Jr.	2,200 75,400	0.07 2.24	29.9375 26.9375	01/31/10 05/10/10	41,981 1,250,480	105,860 3,194,260
William T. Alldredge	35,900	1.06	26.9375	05/10/10	595,387	1,520,874
Robert S. Parker	8,100 40,300	0.24 1.19	29.9375 26.9375	01/31/10 05/10/10	154,565 668,360	389,756 1,707,277
Daniel DalleMolle	40,100 16,700	1.19 0.50	29.9375 26.9375	01/31/10 05/10/10	765,193 276,963	1,929,534 707,482
Dale L. Matschullat	15,800 28,900	0.47 0.86	29.9375 26.9375	01/31/10 05/10/10	301,498 479,295	760,265 1,224,325

(1)
All options granted in 2000 become exercisable in annual cumulative installments of 20%, commencing one year from date of grant, with full vesting occurring on the fifth anniversary date of the date of grant. Vesting may be accelerated as a result of certain changes in control of the Company.

(2)
All options were granted at market value on the date of grant, based on the closing price of the common stock on the New York Stock Exchange as reported in The Wall Street Journal.

(3)
Potential realizable value is reported net of the option exercise price but before taxes associated with exercise. These amounts assume annual compounding results in total appreciation of approximately 63% (5% per year) and approximately 159% (10% per year). Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the continued employment of the Named Officer. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises in 2000

    The table below sets forth certain information for fiscal year 2000 concerning the exercise of options to purchase shares of common stock granted under the Newell 1984 Amended and Restated Stock Option Plan (the "1984 Option Plan") and the 1993 Option Plan by each of the Named Officers and the value of unexercised options granted under the 1984 Option Plan and 1993 Option Plan held by each of the Named Officers as of December 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John J. McDonough	0	$0	47,546	190,219	$47,813	$0
William P. Sovey	0	0	118,270	66,440	469,908	157,815
Thomas A. Ferguson, Jr.	786	12,649	187,856	0	67,623	0
William T. Alldredge	0	0	16,535	66,946	4,850	0
Robert S. Parker	0	0	33,916	74,515	0	0
Daniel DalleMolle	0	0	0	56,800	0	0
Dale L. Matschullat	0	0	14,797	60,601	21,825	0

(1)
Represents the difference between the average of the high and low prices of the common stock on the New York Stock Exchange as reported in The Wall Street Journal on the date of exercise and the option exercise price multiplied by the number of shares acquired on exercise.

(2)
Represents the difference between $22.9688 (the average of the high and low prices of the common stock on the New York Stock Exchange as reported in The Wall Street Journal on December 29, 2000) and the option exercise price multiplied by the number of shares of common stock covered by the options held.

Pension and Retirement Plans

    The Pension Plan Table set forth below shows total estimated annual benefits payable upon retirement (based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below) to persons covered under the Non-Contributory Defined Benefit Pension Plan for Salaried and Clerical Employees (the "Pension Plan") and the Supplemental Retirement Plan established in 1982 (the "Supplemental Retirement Plan"), including the Named Officers, in specified compensation and years of credited service classifications, assuming employment until age 65 and that Social Security benefits remain at the current level.

PENSION PLAN TABLE

	Years of Service
Remuneration	5	10	15	20	25 or more
$ 200,000	$11,700	$40,300	$69,000	$97,700	$126,400
300,000	26,000	69,000	112,000	155,000	198,000
400,000	40,300	97,700	155,000	212,400	269,800
500,000	54,700	126,400	198,000	269,800	341,400
600,000	69,000	155,000	241,000	327,100	413,100
700,000	83,400	183,700	284,100	384,500	484,800
800,000	97,700	212,400	327,100	441,800	556,500
900,000	112,000	241,100	370,100	499,200	628,200
1,000,000	126,400	269,800	413,100	556,500	699,900
1,100,000	140,700	298,400	456,100	613,900	771,600
1,200,000	155,000	327,100	499,200	671,200	843,300
1,300,000	169,400	355,800	542,200	728,600	915,000
1,400,000	183,700	384,500	585,200	785,900	986,600
1,500,000	198,100	413,100	628,200	843,300	1,058,300
1,600,000	212,400	441,800	671,200	900,600	1,130,000
1,700,000	226,700	470,500	714,200	958,000	1,201,800

    The Pension Plan covers full-time salaried and clerical employees of the Company and its subsidiaries who have completed one year of service. A participant is eligible for normal retirement benefits under the Pension Plan if his or her employment terminates at or after age 65. For service years prior to 1982, benefits accrued on a straight life annuity basis, using a formula that takes into account the five highest consecutive years of compensation in the ten years before 1982 and years of service, reduced by a portion of expected primary Social Security payments. For service years from and after 1982 and before 1989, benefits accumulated at the rate of 1.1% of compensation not in excess of $25,000 for each year plus 2.3% of compensation in excess of $25,000. For service years from and after 1989, benefits accumulate at the rate of 1.37% of compensation not in excess of $25,000 for each year plus 1.85% of compensation in excess of $25,000. No more than 30 years of service is taken into account in determining benefits. Under the Pension Plan, compensation includes regular or straight-time salary or wages (unreduced for amounts deferred pursuant to the Newell 401(k) Plan and the Flexible Benefits Account Plan), the first $3,000 in bonuses and 100% of commissions. If a participant has completed 15 years of service, upon attainment of age 60, the Pension Plan also provides for an early retirement benefit equal to the benefits described above, reduced by .5% for each month the benefits commence before age 65.

    In 1982, the Supplemental Retirement Plan was established, funded by cost recovery life insurance, which covers 241 current officers and key executives, including the Named Officers, and 12 former officers and key executives. The Supplemental Retirement Plan adds to retirement benefits under the Pension Plan so that at age 65, a covered employee receives a maximum aggregate pension equal to 67% of his or her average compensation for the five consecutive years in which it was highest (multiplied by a fraction, the numerator of which is the participant's credited service (not to exceed 25) and the denominator of which is 25). The benefit is reduced by primary Social Security. Compensation includes salary and bonus (unreduced for amounts deferred pursuant to the Newell 401(k) Plan and the Flexible Benefits Accounts Plan). Both the Pension Plan and the Supplemental Retirement Plan provide a death benefit for surviving spouses and dependent children. The Supplemental Retirement Plan also provides for an early retirement benefit upon attainment of age 60 equal to the benefits described above, reduced by .5% for each month the benefits commence before age 65.

    As of year end 2000, Mr. McDonough had three years of credited service, Mr. Sovey had 25 years, Mr. T. Ferguson had 29 years, Mr. Parker had nine years, Mr. Alldredge had 18 years, Mr. DalleMolle had 12 years and Mr. Matschullat had 11 years.

Employment Security and Other Agreements

    The Company has Employment Security Agreements with Mr. Alldredge, Mr. Matschullat, Mr. Parker and certain other executive officers, including its President and Chief Executive Officer, Joseph Galli, Jr. (collectively, the "Covered Officers"). The agreements provide for the continuation of salary, bonus and certain employee benefits for a severance period of 24 months (but not beyond age 65) following the termination of employment of the Covered Officer within 12 months (but prior to age 65) after certain changes in control of the Company. In the event of such termination of employment, the Covered Officer will continue to receive his base salary and bonus (based upon his average bonus for the three full fiscal years preceding the change in control) during the severance period. The Covered Officer also will receive all benefits accrued under the incentive and retirement plans of the Company to the date of termination of employment and will be given service credit for all purposes of these plans during the severance period. All options held by the Covered Officer with respect to common stock will become immediately exercisable upon the date of termination of employment and remain exercisable for a period of 90 days thereafter.

    During the severance period, the Covered Officer and his spouse will continue to be covered by all welfare plans of the Company, and the Company will continue to reimburse the Covered Officer for automobile expenses. However, the amount of any benefits or reimbursement the Covered Officer or his spouse receives will be reduced by the amounts received from another employer or from any other source. If the Covered Officer dies during the severance period, all amounts payable during the remainder of the severance period shall be paid to his surviving spouse, and his spouse will continue to be covered under all applicable welfare plans. No amounts are payable if the employment of the Covered Officer is terminated by the Company for good cause (as defined in the agreements) or if the Covered Officer voluntarily terminates his employment without good reason (as defined in the agreements).

    In November 2000, the Company entered into a separation agreement with Mr. McDonough in connection with his resignation on October 31, 2000, as Chief Executive Officer and a director of the Company. The Company agreed to provide Mr. McDonough with, among other things, (i) continued salary and medical and dental benefits until December 31, 2000, (ii) a bonus for 2000 based on a full year of participation in the Company's bonus plan and (iii) continued vesting of outstanding stock options held under the Company's stock option plan.

    In October 2000, the Company entered into a separation agreement with Mr. T. Ferguson in connection with his resignation on October 20, 2000, as President and Chief Operating Officer and a director of the Company. The Company agreed to provide Mr. T. Ferguson with, among other things, (i) continued salary, plus a monthly payment of $12,500, for three years following his resignation date, (ii) a bonus for 2000 based on a full year of participation in the Company's bonus plan, (iii) continued medical and dental benefits for up to three years following his resignation date and (iv) full vesting of outstanding stock options held under the Company's stock option plan. Under the terms of the separation agreement, Mr. T. Ferguson is restricted for one year from competing with the Company, or soliciting customers or employees of the Company, in the United States or Canada without the Company's consent.

Executive Compensation Committee Report on Executive Compensation

    The Executive Compensation Committee of the Board of Directors (the "Compensation Committee") has furnished the following report on executive compensation to the stockholders of the Company.

    Compensation Procedures and Policies.  The Compensation Committee determines the compensation of all of the executive officers of the Company, including the Named Officers. The full Board of Directors reviews and approves all decisions of the Compensation Committee relating to compensation of the Company's executive officers.

    The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specified profit and growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include:

  •
  attracting and retaining the best possible executive talent,

  •
  motivating executive officers to achieve the Company's performance objectives,

  •
  rewarding individual performance and contributions, and

  •
  linking executive and stockholder interests through equity based plans.

    The Company's executive compensation consists of four key components:

  •
  base salary,

  •
  annual incentive compensation,

  •
  stock options, and

  •
  supplemental retirement benefits.

    Each component is intended to complement the others and, taken together, to achieve the Company's compensation objectives. The Compensation Committee's policies with respect to these components, including the bases for the compensation awarded to the Company's Chief Executive Officers in 2000, are discussed below.

    Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. The Compensation Committee considered the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and objectives. The Company paid an immaterial amount of non-deductible executive compensation in 2000. The Compensation Committee currently does not expect to change the Company's compensation policies and practices for 2001. Accordingly, the Company may pay non-deductible compensation in 2001.

    Base Salary.  In the early part of each fiscal year, the Compensation Committee reviews the base salary of the Company's Chief Executive Officer and the recommendation of the Chief Executive Officer with regard to the base salaries of all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

    Base salaries of the executive officers (other than the Chief Executive Officer) are set using ranges recommended annually by the Chief Executive Officer of the Company. The Compensation Committee reviews national survey data available regarding salaries of those persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges. A majority of these consumer goods companies are not included in the Dow Jones Consumer, Non-Cyclical Industry Group Index in the common stock Price Performance Graph included in this Proxy Statement. The base salary range is based upon the midpoint of the comparative compensation group, plus or minus twenty-five percent. The Compensation Committee establishes the base salary of each of the executive officers within the applicable base salary range based upon an evaluation of the individual performance of the executive officer, including satisfaction of the officer's annual objectives. The Compensation Committee establishes the base salary of the Chief Executive Officer within the applicable salary range based on achievement of the Company's annual goals relating to earnings per share, sales growth and return on investment, and an evaluation of the individual performance of the Chief Executive Officer.

    The base salaries paid in 2000 to each of the executive officers, including the Chief Executive Officers, were within the prescribed base salary ranges.

    In setting the year 2000 salary for Mr. McDonough, the Chief Executive Officer of the Company through October 31, 2000, the Compensation Committee established his base salary based upon the midpoint of his salary range and his prior experience and accomplishments. In consideration of these factors, the Compensation Committee approved a base salary for Mr. McDonough of $935,000, approximately 5.3% higher than his base salary for 1999. Following Mr. McDonough's resignation on October 31, 2000, Mr. Sovey became Chief Executive Officer of the Company at a base salary of $100,000 per month. Mr. Sovey did not participate in the Compensation Committee's action in setting his compensation.

    Annual Incentive Compensation.  The Company's executive officers (other than the Group Presidents) are eligible to participate in an incentive bonus plan which provides for the payment of cash bonuses based on the Company's return on investment (the "ROI Plan"). The Compensation Committee may select participants in the ROI Plan and make awards if the Company's annual after-tax return on beginning of the year stockholder's equity exceeds 11%. The Compensation Committee determines the amount of awards for executive officer participants by multiplying each executive officer's base salary by percentages established in the ROI Plan reflecting the actual return achieved.

    The annual after-tax return on beginning of the year stockholder's equity for 2000, excluding charges, was 17%. Based on these results, Mr. McDonough was entitled to, and the Compensation Committee awarded him, a bonus of $731,768 for 2000. Mr. Sovey did not receive a bonus for 2000, given his short tenure as Chief Executive Officer.

    The Group Presidents are eligible to participate in an incentive bonus plan which provides for the payment of cash bonuses based on return on assets used in, and sales and income growth by, the divisions for which the Group President is responsible (the "ROA Plan"). The Compensation Committee may select participants in the ROA Plan and make awards if the return on assets used during the year in the divisions for which the Group President is responsible exceeds 10% on a pre-tax basis and sales growth exceeds the prior year sales level. The Compensation Committee determines the amount of awards by multiplying each Group President's base salary by percentages established in the ROA Plan reflecting the actual results achieved. Actual return on assets and sales growth in 2000 exceeded the goals established for payment of a bonus in the divisions for which each of the Group Presidents was responsible.

    Stock Options.  The Company's executive officers are also eligible to participate in the 1993 Option Plan. Under this Plan, the Compensation Committee recommends and the Board of Directors of the Company approves the grant of incentive stock options and nonqualified stock options to purchase common stock of the Company at prices not less than fair market value of the common stock at the date of grant. Options granted under the 1993 Option Plan become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period and have a maximum term of ten years. The Compensation Committee has adopted guidelines that take into account outstanding options for determining, on a yearly basis, whether an executive officer of the Company should be awarded an option. The Compensation Committee will consider recommending that the Board of Directors approve a grant of options that will be a multiple of the executive officers base salary. The Compensation Committee also has the discretion, in circumstances such as a promotion, to recommend that the Board of Directors approve a grant of options otherwise than in accordance with the guidelines. Based upon the guidelines, in May 2000 and November 2000 the Compensation Committee recommended, and the Board of Directors approved, grants to Mr. McDonough and Mr. Sovey of options to purchase an aggregate of 108,400 and 50,000 shares of common stock, respectively, at fair market value at the dates of grant.

    This report is submitted on behalf of the Compensation Committee:

                      Daniel C. Ferguson, Chairman
                      Robert L. Katz
                      William D. Marohn
                      William P. Sovey

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Mr. Ferguson, Dr. Katz, Mr. Marohn and Mr. Sovey. Prior to his resignation, Mr. McDonough was a member of the Compensation Committee. Mr. Ferguson, Chairman of the Compensation Committee, is a former employee of the Company, and Mr. McDonough was until October 31, 2000 the Company's Vice Chairman and Chief Executive Officer.

CERTAIN BENEFICIAL OWNERS

    The only persons or groups which are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding
AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	22,550,698	7.99	%(1)
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	21,843,150	7.74	%(2)
Franklin Resources, Inc. 777 Mariners Island Boulevard San Mateo, California 94404	13,929,980	4.94	%(3)
AIM Funds Management, Inc. 5140 Yonge Street Suite 900 Toronto, Ontario M2N 6X7	13,588,800	4.81	%(4)

(1)
As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001, made jointly on behalf of AXA Financial, Inc.; four French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle, as a group (collectively, the "Mutuelles AXA"); AXA, which beneficially owns a majority interest in AXA Financial, Inc. and is controlled by the Mutuelles AXA; and their subsidiaries. According to the filing, AXA Financial, Inc. reported that it, Mutuelles AXA, AXA and their subsidiaries had sole voting power over 12,666,087 of such shares, shared voting power over 1,573,363 of such shares, and sole dispositive power over 22,550,698 of such shares.

(2)
As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001 by Capital Research and Management Company. According to the filing, Capital Research and Management Company has sole dispositive power with respect to all 21,843,150 shares.

(3)
As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2001, by Franklin Resources, Inc. and Charles B. Johnson and Rupert H. Johnson, Jr., both of whom own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. According to the filing, Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. are the beneficial owners of 13,929,980 shares as a result of certain of Franklin Resources, Inc.'s direct and indirect subsidiaries acting as investment advisers to various investment companies.

(4)
As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2001 by AIM Funds Management, Inc. According to the filing, AIM Funds Management, Inc. has shared dispositive power with respect to all 13,588,800 shares.

    The following table sets forth information as to the beneficial ownership of shares of common stock of each director, each nominee for director, and each Named Officer, individually, and all directors and executive officers of the Company, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth.

	Common Stock Beneficially Owned on March 5, 2001
Name of Beneficial Owner	Number of Shares		Percent of Class Outstanding
Scott S. Cowen	6,427	(1)	*
Alton F. Doody	67,250	(1)	*
Daniel C. Ferguson	3,207,332	(1)(2)	1.14%
Joseph Galli, Jr.	25,000		*
Robert L. Katz	128,384	(1)	*
William D. Marohn	11,412	(1)	*
Elizabeth Cuthbert Millett	1,416,650	(1)(3)	*
Cynthia A. Montgomery	8,100	(1)	*
Allan P. Newell	2,096,446	(1)(4)	*
William P. Sovey	416,423	(1)(5)	*
Gordon R. Sullivan	7,462	(1)	*
John J. McDonough	204,232	(1)(5)	*
Thomas A. Ferguson, Jr.	389,649	(1)(5)	*
William T. Alldredge	239,975	(1)(5)(6)	*
Robert S. Parker	66,735	(1)(5)	*
Daniel DalleMolle	51,802	(1)(5)	*
Dale L. Matschullat	38,329	(1)(5)	*
All directors and executive officers as a group (19 persons)	7,829,416		2.79%

*
Represents less than 1% of the Company's outstanding common stock.

(1)
Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days of March 5, 2001 as follows: Mr. Cowen, 4,000 shares; Dr. Doody, 8,000 shares; Mr. D. Ferguson, 8,000 shares; Dr. Katz, 8,000 shares; Mr. Marohn, 4,000 shares; Mr. McDonough, 64,939 shares; Ms. Millett, 8,000 shares; Dr. Montgomery, 8,000 shares; Mr. Newell, 8,000 shares; Mr. Sovey, 79,160 shares; Mr. Sullivan, 4,000 shares; Mr. T. Ferguson, 187,856 shares; Mr. Alldredge, 20,351 shares; Mr. Parker, 38,432 shares; Mr. DalleMolle, 8,020 shares; and Mr. Matschullat, 20,957 shares.

(2)
Includes 96,906 shares held in charitable trusts of which Mr. D. Ferguson is trustee, 694,384 shares held in a trust of which Mr. D. Ferguson is beneficiary and 2,182,525 shares held by a partnership of which Mr. D. Ferguson is managing partner.

(3)
Includes 47,615 shares owned by her as custodian for her two children, 70,860 shares held in a trust of which Ms. Millett is trustee, 11,425 shares held by her husband and 1,146,759 shares over which Ms. Millett has voting power by proxy.

(4)
Includes 8,000 shares held in trusts of which Mr. Newell is co-trustee and over which he has shared investment and voting power and 2,144 shares owned by his wife.

(5)
Includes shares held by the Newell 401(k) Plan over which each of the following persons has voting and investment power: Mr. Sovey, 7,509 shares; Mr. McDonough, 1,176 shares; Mr. T. Ferguson, 8,503 shares; Mr. Alldredge, 1,540 shares; Mr. Parker, 4,650 shares; Mr. DalleMolle, 7162 shares; and Mr. Matschullat, 17,272 shares.

(6)
Includes 50,764 shares owned by his wife.

COMMON STOCK PRICE PERFORMANCE GRAPH

    The following common stock price performance graph compares the yearly change in the Company's cumulative total stockholder returns on its common stock during the years 1996 through 2000, with the cumulative total return of the Standard & Poor's 500 Index and the Dow Jones Consumer, Non-Cyclical Industry Group Index, assuming the investment of $100 on December 31, 1995 and the reinvestment of dividends (rounded to the nearest dollar).

	December 31,
	1995	1996	1997	1998	1999	2000
Newell Rubbermaid	$100.00	$123.88	$169.66	$167.54	$121.04	$98.46
DJ Consumer, Non Cyclical	100.00	184.41	243.96	285.32	287.78	257.13
S&P 500 Index	100.00	122.68	163.29	209.88	253.73	230.78

    We caution you not to draw any conclusions from the data in this performance graph, as past results do not necessarily indicate future performance.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Subject to ratification by the stockholders, the Board of Directors has reappointed Arthur Andersen LLP as independent accountants to audit the consolidated financial statements of the Company for the year 2001. The Board of Directors unanimously recommends a vote FOR ratification of the appointment. If the stockholders should fail to ratify the appointment of the independent accountants, the Board of Directors would reconsider the appointment.

    It is expected that representatives of Arthur Andersen LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

Audit Fees

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $3.0 million.

All Other Fees

    The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000 were $3.9 million.

    The Audit Committee of the Company's Board of Directors has considered whether the provision of non-audit services by Arthur Andersen LLP for the fiscal year ended December 31, 2000 is compatible with maintaining the principal accountant's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

    Based solely upon a review of Reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other Reports were required, the Company believes that all of such Reports were filed on a timely basis by executive officers and directors during 2000, except that each of the following persons filed a late Form 4 reporting the described transactions: Mr. Doody—one stock option exercise; Mr. D. Ferguson—one open market sale; Mr. McDonough—one open market purchase; and Mr. Matschullat—one open market purchase.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at the Company's 2002 annual meeting must be in writing and be received by the Company no later than November 22, 2001.

    Other proposals that are not included in the proxy materials will be considered timely and may be eligible for presentation at the Company's 2002 meeting if they are received by the Company in the form of a written notice no later than February 1, 2002.

OTHER BUSINESS

    The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

                      By Order of the Board of Directors,

                      RICHARD H. WOLFF
                       Secretary

March 22, 2001

    A copy of the Company's 2000 annual report to the Securities and Exchange Commission on Form 10-K will be furnished to stockholders free of charge upon written request to the office of the Secretary of the Company. Copies of the exhibits to the 2000 annual report will be furnished to requesting stockholders upon payment of the Company's expenses in furnishing such exhibits.

Exhibit A

NEWELL RUBBERMAID INC.
Audit Committee Charter

    The Newell Rubbermaid Audit Committee shall consist of three or more directors all of whom are independent and financially literate or will become financially literate within a reasonable period of time. At least one member of the Committee shall have accounting or related financial management expertise. The independence and qualifications of the Committee members shall be determined by the Board of Directors in its business judgment based upon the applicable New York Stock Exchange rules. The Committee shall meet with such frequency as it deems necessary to fulfill its responsibilities.

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's Code of Conduct.

Responsibilities regarding the independent accountants

1.  The Committee shall ensure that the independent accountants are accountable to the Board of Directors and the Committee.

2.  The Committee shall review and recommend to the Board the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Committee will evaluate the performance of the independent accountants. The Committee will also review and approve fees paid to the independent accountants.

3.  The Committee shall review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

4.  The Committee shall ensure that the independent accountants annually deliver a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1. The Committee will engage in a dialogue with the independent accountants with respect to any relationships or services disclosed in the statement that may impact the objectivity and independence of the accountants and recommend that the Board take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

Responsibilities regarding internal audits, the annual external audit and the review of financial statements

1.  The Committee shall ensure that the independent accountants provide the Committee with timely analyses of significant financial reporting and internal control matters.

2.  The Committee shall request management to identify significant risks and exposures and review them, and management's steps to minimize them, with management.

3.  The Committee shall review the Company's internal controls and the scope of the internal and external audits with the independent accountants and the Company's financial and accounting officers. The Committee shall also review with the independent accountants the matters covered in SAS 61, as such standard may be amended, supplemented or replaced.

4.  The Committee shall review with management and the independent accountants:

      a.  The annual and quarterly financial statements of the Company and discuss any significant findings and recommendations made by the independent accountants or internal auditors.

      b.  The Audit Committee Report to be included in the Company's annual stockholder's meeting proxy statement.

      c.  Any reports, statements, reviews, filings or findings of the Committee as necessary for filing with the Securities and Exchange Commission and the New York Stock Exchange.

5.  After the completion of the annual audit examination, the Committee shall review with management and the independent accountants, as appropriate:

      a.  The Company's annual financial statements and related footnotes.

      b.  The independent accountants' audit of and report on the financial statements.

      c.  The independent accountants' qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

      d.  Any significant difficulties or disputes with management encountered during the course of the audit.

      e.  Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards require the auditors to discuss with the Committee.

      f.   The Committee's recommendation that the consolidated financial statements be included in the Company's Annual Report on Form 10-K.

6.  The Committee shall review and reassess the Audit Committee Charter annually and shall discuss with the Board any revisions and changes the Committee believes are necessary or advisable.

NEWELL RUBBERMAID INC.
Proxy Solicited by the Board of Directors
for Annual Meeting of Stockholders to be held May 9, 2001

The undersigned hereby appoints William P. Sovey and Dale L. Matschullat, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held May 9, 2001, and at any adjournments thereof, on the following proposals:

  (1)
  Election of directors.
  Nominees: 01. Scott S. Cowen, 02. Elizabeth Cuthbert Millett, 03. Cynthia A. Montgomery,
  04. Allan P. Newell and 05. Gordon R. Sullivan

  (2)
  Ratification of the appointment of Arthur Andersen LLP as independent accountants for the year 2001.

The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting. As of March 14, 2001, Newell Rubbermaid Inc. does not know of any such other matters to be presented at the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using either of the electronic means described on the reverse side.

SEE REVERSE SIDE

(FOLD AND DETACH HERE)

X	Please mark your vote as in this example.	3950

    When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR election of directors and FOR proposal (2) below.

The Board of Directors recommends a vote FOR proposal (1) and FOR proposal (2).
		FOR	WITHHOLD
1.	Election of directors (See reverse)	/ /	/ /
FOR, except withhold vote from the following nominee(s):

		FOR	AGAINST	ABSTAIN
2.	Ratification of independent accountants	/ /	/ /	/ /

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature(s)	Date

NOTE:    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or guardian, please give full title as such.

(FOLD AND DETACH HERE)

Newell Rubbermaid encourages you to take advantage of a new and convenient way by which you can vote your shares—electronically, by either telephone or the Internet.

  •
  By Telephone. On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683). Listen to the recorded instructions, use the control number printed above to access the system, and use your telephone key pad to vote.

  •
  Over the Internet. Access the World Wide Web site "http://www.eproxyvote.com/nwl" and follow the instructions posted on the web site.

Your vote by telephone or over the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card. By signing this proxy card or voting by telephone or over the Internet, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 9, 2001 and the Proxy Statement dated March 22, 2001.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2001
VOTING AT THE MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION PLAN TABLE
EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN BENEFICIAL OWNERS
COMMON STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2—APPOINTMENT OF INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER BUSINESS
Audit Committee Charter